**Patent Registration**
**(Duplicate)**

**Patent Number: 992144736**
**Certificate Number: 399555**

**I: Patent Registered:**
Patented Product: Multifunctional Healthcare Yard
Current Patent Holder: Beijing Tenet Jove Technological Development Co., Ltd.
Address of Current Patent Holder: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Nationality of Current Patent Holder: China
Current Patent Co-holder: NA
Designer: Yuying Zhang & Ruijie Li
Classification: D03D 1/00
Date of Application: June 25, 1999
Date of Public Announcement: Sep. 20, 2000
Date of Authorization: Aug. 12, 2000

**II: Content of Registration:**

The Patent is valid up to the date of the issuance of this Patent Registration Counterpart.

**Changes in the Registration:**
Prior Patent Holder: Beijing Tenethealth Technological Development Co., Ltd.
Address of the Prior Patent Holder: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Patent Transferred to: Beijing Tenet Jove Technological Development Co., Ltd.
Address of the Transferee: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Date of Transfer: March 30, 2004

**Changes in the Registration:**
Prior Patent Holder: Tianjin Balas Technological Development Co., Ltd.
Address of the Prior Patent Holder: Suite A-B-B-506, Century Garden, Nanmenwai Street, Nankai District, Tianjin
Patent Transferred to: Beijing Tenethealth Technological Development Co., Ltd.
Address of the Transferee: Suite 1704, Building 1, Modern City, 88 Jianguo Street, Chaoyang District, Beijing
Date of Transfer: Feb. 19, 2004

**Changes in the Registration:**
Prior Patent Holder: Tianjin Balas Healthcare Product Co., Ltd.
Address of the Prior Patent Holder: Suite 301, 22 Jiaotangqian Street, Hongqiao District, Tianjin
Patent Transferred to: Tianjin Balas Technological Development Co., Ltd.
Address of the Transferee: Suite A-B-B-506, Century Garden, Nanmenwai Street, Nankai District, Tianjin
Date of Transfer: Sep. 27, 2002

**State Intellectual Property Office of the People's Republic of China**
**April 22, 2004**

**Notes:**
1. This Patent Registration has two pages except the front and back cover.
2. Patent fee has been paid for the period ended on June 25, 2005



# 专利登记簿副本

专利号：992144736　　(正　页)　　证书号：399555
I　著录项目
实用新型名称：多功能保健面料

现 专 利 权 人：北京天益嘉华科技发展有限公司
现专利权人地址：北京市朝阳区建国路 88 号现代城 1 号楼 1704 室
现专利权人国籍：　中国
现共同专利权人：

设　计　人：　张玉堂
李瑞捷

主 分 类 号：　D03D　1/00
申 请 日：　1999.06.25　　公 告 日：2000.09.20
授 权 日：2000.08.12

II　登记事项
截止至办理本专利登记簿副本之日，该专利权有效。
著　录　项　目　变　更
原专利权人及共同专利权人：北京天益华泰科技发展有限公司
原专利权人地址：北京市朝阳区建国路 88 号现代城 1 号楼 1704 室
变更后专利权人及共同专利权人：北京天益嘉华科技发展有限公司
变更后专利权人地址：北京市朝阳区建国路 88 号现代城 1 号楼 1704 室
著录项目变更登记日：2004.03.30

中华人民共和国国家知识产权局
2004 年 4 月 22 日
专利登记簿用章

(1) 本专利登记簿副本除扉页和封底外，共 2 页
(2) 该专利年费已缴纳至 2005 年 6 月 25 日